UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2010 (July 20, 2010)

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309

(Address of principal executive offices) (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Named Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2010, the Leadership and Compensation Committee (the “Committee”) of the Board of Directors of EarthLink, Inc. (the “Company”), after considering a competitive market review of total compensation for its executive officers, granted the 2010 long-term incentive compensation plan equity awards in the form of Restricted Stock Units (“RSUs”). The RSUs will vest on May 20, 2011 (30%) and November 20, 2011 (70%), as long as the executive officer remains continuously employed by the Company through such date.

The Committee granted the following number of RSUs to the following named executive officers: Rolla P. Huff, Chairman and Chief Executive Officer, 141,840; Joseph M. Wetzel, President and Chief Operating Officer, 67,380; Bradley A. Ferguson, Chief Financial Officer, 32,980; Samuel R. DeSimone, Jr., General Counsel and Secretary, 26,150; and Stacie S. Hagan, Chief People Officer, 23,050.

Item 9.01                   Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement, dated as of July 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date:  July 22, 2010

EARTHLINK, INC.

By:	/s/ Bradley A. Ferguson
Bradley A. Ferguson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement, dated as of July 20, 2010